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                                                                   Exhibit 23(b)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 29, 1999 (except with respect to Notes 1 and 10, as to which the date is November 1, 1999) included in SIGCORP, Inc.'s Form 10-K for the year ended December 31, 1998 and all references to our Firm included in this Registration Statement.


                                    /s/ Arthur Andersen LLP

Chicago, Illinois
November 10, 1999